Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Franklin Hall and Gregory A. Gehlmann, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of First Financial Bancorp. (the “Registrant”) one or more Registration Statements on Form S-3 of the Registrant, and any and all amendments thereto, including post-effective amendments, and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2011.

Signature	Capacity

/s/ Claude E. Davis	President, Chief Executive Officer and Director
Claude E. Davis	(Principal Executive Officer)

/s/ J. Franklin Hall	Executive Vice President and Chief Financial Officer
J. Franklin Hall	(Principal Financial Officer)

/s/ Anthony M. Stollings	Senior Vice President, Chief Accounting Officer and
Anthony M. Stollings	Controller (Principal Accounting Officer)

/s/ Murph Knapke	Chairman of the Board and Director
Murph Knapke

/s/ J. Wickliffe Ach	Director
J. Wickliffe Ach

/s/ David S. Barker	Director
David S. Barker

/s/ Cynthia O. Booth	Director
Cynthia O. Booth

/s/ Donald M. Cisle	Director
Donald M. Cisle

/s/ Mark A. Collar	Director
Mark A. Collar

/s/ Corrine R. Finnerty	Director
Corinne R. Finnerty

/s/ Susan L. Knust	Director
Susan L. Knust

/s/ William J. Kramer	Director
William J. Kramer

Signature	Capacity

/s/ Richard E. Olszewski	Director
Richard E. Olszewski

/s/ Maribeth S. Rahe	Director
Maribeth S. Rahe